_____ RESTATED AND AMENDED
                                       LEASE
6.19.98   TWO MERIDIAN CROSSINGS

       THIS RESTATED AND AMENDED LEASE dated as of May 1, 1998, by and between MERIDIAN CROSSINGS II LLC, a Minnesota limited liability company (d/b/a TOLD Development Company) ("Landlord"), and FOURTH SHIFT CORPORATION, a Minnesota corporation ("Tenant").

                                    WITNESSETH:

       A. Tenant previously executed a Lease ("Phase I Lease") dated November 12, 1997 with Meridian Crossings LLC, for certain Premises in One Meridian Crossings, Richfield, Minnesota which was amended by a certain Amendment to Lease dated February 2, 1998 (herein referred to as "Amendment to Lease Phase I" attached hereto as Exhibit "J" and made a part hereof);

       B. Tenant agreed to relocate to Two Meridian Crossings as evidenced by a certain Amendment to Lease dated February 2, 1998;

       C. To that effect, certain Lease clarifications were necessary such that Tenant and the Landlord agreed to amend and restate the Lease in its entirety; and

       D. This Restated and Amended Lease implements Article XXVII of the Phase I Lease in the manner contemplated by said Article XXVII (upon exercise by Landlord of Landlord's right to relocate Tenant), and is and shall constitute the same lease as the Phase I Lease as herein amended. Accordingly, the Letter of Credit furnished pursuant to Article XXIX of the Phase I Lease in the form of Exhibit H to the Phase I Lease shall, upon execution and delivery hereof, continue to constitute security for the Phase I Lease as herein amended and restated.

       FOR AND IN CONSIDERATION of the rents and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                     DATA SHEET

       The following terms shall have the meanings set forth in this section, unless otherwise specifically modified by provisions of this Lease:

               (a) "FACILITY" OR "PROJECT": The Building and the Property including all appurtenant easements and personal property used in connection with the Building or Property located therein and thereon.

               (b) "BUILDING": The approximately 190,506 rentable square foot building which is located on the Property, the floor plan of which is attached hereto as Exhibit A.

               (c) "PROPERTY": The real property, known as Two Meridian Crossings, Richfield, Minnesota 55423, more particularly described on Exhibit "B".

               (d) "PREMISES": The areas outlined on Exhibit A. For purposes of this Lease, Landlord and Tenant agree that the Premises shall be deemed to contain approximately 57,000 rentable square feet of space located as follows:

               7,766 rentable square feet on Floor 6;

          24,617 rentable square feet on Floor 7; and 24,617 rentable square feet located on Floor 8.

          Landlord and Tenant agree that upon completion by Tenant of its space planning, Landlord's architect will reasonably determine and certify the actual area of the Premises, pursuant to the standard set forth in Article XXXIII hereto and it shall be deemed the area of the Premises.

          (e)  "COMMENCEMENT DATE":     January 1, 1999, subject to Article
IV.

          (f)  "EXPIRATION DATE":       December 31, 2009, or (10)
full years from the Commencement Date.

          (g)  "TERM":             Ten (10) full years, from
the Commencement Date.

          (h)  "BASE RENT":



     With respect to the follow-     Annual Base Rent shall      Payable in advance in equal
     ing years of the term:          be as follows:              monthly installments as follows:
     Years 1 - 5                     $14.50 per rentable square  1/12 of Annual Base Rent
                                     foot of Premises

     Years 6 - 10                    $15.95 per rentable square  1/12 of Annual Base Rent
                                     foot of Premises


               (i) "ADDITIONAL RENT": Tenant's Share of Operating Expenses, Tenant's Share of Taxes, Service Charges and other payments to be made by Tenant to Landlord pursuant to this Lease.

               (j) "TENANT'S PERCENTAGE": Twenty-nine and ninety-two hundredths percent (29.92%). Tenant's Percentage shall be adjusted in the event of a change in the number of rentable square feet of space in the Building or Premises and as set forth in Article 2 herein.

               (k)    "GUARANTOR":   Not applicable.

               (l)    "SECURITY DEPOSIT":    $500,000.00 Letter of credit.

               (m) "PERMITTED USE": For general office and related purposes (including, for purposes of illustration and not limitation, vending machines for non-public use, employee lunchroom (with microwave oven) and a computer room and for no other purpose. Tenant understands that Landlord has granted a tenant the exclusive right in the Facility to operate an office suites business and Tenant agrees it will not operate the Premises, or allow the operation by others claiming through Tenant, as an office suites business.





               (n)    NOTICE AND PAYMENT ADDRESSES:

                      Landlord:      Meridian Crossings II LLC
                                     c/o TOLD Development Company

                                     6900 Wedgwood Road, Suite #100
                                     Maple Grove, MN 55311
                                     Ph:    #(612)420-9000
                                     Attn:  Law Department

                      Tenant:
       PRIOR TO COMMENCEMENT DATE:   Fourth Shift Corporation
                                     7900 International Drive
                                     Minneapolis, MN 55425
                                     Attn:  Chief Financial Officer

                      w/ a copy to:  Fourth Shift Corporation
                                     3000 Executive Parkway, Suite #140
                                     San Ramone, CA 94583
                                     Attn:

       AFTER COMMENCEMENT DATE:      Fourth Shift Corporation
                                     Two Meridian Crossings, Suite 800
                                     Richfield, MN 55423
                                     Attn:  Chief Financial Officer

                      w/ a copy to:  Fourth Shift Corporation
                                     3000 Executive Parkway, Suite #140
                                     San Ramone, CA 94583
                                     Attn:

               (o) "LEASE YEAR": The twelve-month period commencing January 1 and ending December 31, adjusted for partial Lease Years during which the Term commences and terminates.

               (p) "LANDLORD'S IMPROVEMENTS": Improvements to the Premises to be performed by Landlord as set forth in Exhibit D.

               (q) "BROKER OR TENANT REPRESENTATIVE": Welsh Companies and CB Commercial, which receive no additional compensation for this Restated and Amended Lease.

               (r) EXHIBITS: the following exhibits are attached to this Lease and are incorporated herein by reference:

               Rider to Lease
               Exhibit A -    Premises              Exhibit D -    Landlord's Improvements
               Exhibit B -    Legal Description &   Exhibit E -    Services
                              Site Plan             Exhibit E-1 -  Janitorial Specifications
               Exhibit C -    Rules and Regulations Exhibit F -    Reserved Parking Lease
                                                    Exhibit G -    Estoppel Certificate
                                                    Exhibit H -    Letter of Credit Form
                                                    Exhibit I -    Open Stairwell
                                                    Exhibit J -    "Amendment to Lease Phase I"

                                     ARTICLE I
                                     BASE RENT

       1.01 Rent Reserved and Monthly Payments. In consideration of the leasing of the Premises, Tenant agrees to pay to Landlord without setoff, deduction or demand, unless specifically provided for herein, at the address set forth in the Data Sheet, or at such other place as Landlord from time to time may designate in writing, Base Rent as set forth in Article 2, commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term. If the Term commences on a date other than the first day of a calendar month or ends on a date other than on the last day of a calendar month, monthly rent for such partial month, as the case may be, shall be obtained by multiplying the number of days in the term within such month by a fraction, the numerator of which is the annual Base Rent and the denominator of which is 365.

       ARTICLE II
                                  ADDITIONAL RENT

       2.01 Additions to Base Rent. In addition to the Base Rent payable by Tenant under the provisions of Article 1 hereof, Tenant shall pay to Landlord "Additional Rent" as hereinafter provided.

       2.02 Definitions. For purposes of this Article 2, the parties hereto agree upon the following definitions:

               A. The term "Taxes" shall mean and include all personal property taxes of Landlord relating to Landlord's personal property located in the Facility and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon (excluding penalties or penalty interest except to the extent resulting from late payments of Tenant), relating to the Property and Facility, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, that is levied or assessed by the United States of America or the state in which the Facility is located or any political subdivision thereof, against Landlord or all or any part of the Facility as a result of Landlord's ownership of the Property or Facility, and due and payable during the respective Lease Year. It shall not include any gross receipts or income tax, estate tax, capital gains, or inheritance tax of Landlord.

               B.     (1)     The term "Operating Expenses" shall mean and
include all expenses incurred with respect to the maintenance and operation of the Property and Facility, including without limitation the parking areas and parking structures, as reasonably determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas, and other utility charges; fuel, lighting, window washing, janitorial services, trash and rubbish removal; wages payable to employees of Landlord whose duties are related directly to the operation and maintenance of the Property and Facility pro rated for time actually spent at the Property and excluding any personnel above the rank of building superintendent; amounts paid to contractors or subcontractors for work or services performed related directly to the operation and maintenance of the Property and Facility; all costs of uniforms, supplies and materials used in direct support of the operation and maintenance of the Property and Facility; all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits; and any other expense imposed on Landlord, pursuant to law or pursuant to any collective bargaining agreement covering such employees; reasonable attorney's fees, and costs in connection with appeal or contest of real estate taxes or valuation or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex, including reasonable management fees not to exceed three percent (3%) of gross rental income from the Facility (for the purpose of this calculation, any free or abated rent shall be included as if rent was being paid at the amount due immediately after expiration of said free rent period), the cost of a management office, and assessments reasonably attributable to the Facility on account of costs incurred by any business park association for the business park in which the Facility is located. Operating Expenses shall also be deemed to include expenses incurred by Landlord in connection with city sidewalks adjacent to the Property or other public facility to which Landlord or the Facility is from time to time subject in connection with operations of the Property and Facility.

                      (2) The term "Operating Expenses" shall not include any capital improvement to the Facility, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing to or procuring tenants, costs that are separately billed to tenants or any other expenses for which Landlord receives reimbursement, leasing commissions, expenses for renovating space for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage or other indebtedness, depreciation allowance or expense other than depreciation on Building equipment to the extent expressly permitted in paragraph 2.02(B)(3) of this Lease.

                      (3) Notwithstanding the foregoing, in the event Landlord installs equipment in or makes improvements or alterations to the Facility that are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or that are required under any governmental laws, regulations, or ordinances which were not required at the date of commencement of the term of this Lease, Landlord may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis provided, however, the annual amount added to Operating Expenses for equipment, improvements or alterations ("Equipment") for the purpose of reducing energy costs, maintenance costs or other Operating Expenses shall not exceed Landlord's reasonable estimate (at the time of installation, improvement, or alteration) of the annual savings resulting from such Equipment.

               C. The terms "Tenant's Share of Taxes" and "Tenant's Share of Operating Expenses", unless specifically otherwise defined herein, shall each mean the percentage that the rentable area of Tenant's Premises is of the total rentable area in the Facility, subject to adjustment as set forth in Paragraph
D. If said percentage shall change during a Lease Year, it shall be averaged by applicable days, and the average shall be Tenant's Share for that year.

               D. Notwithstanding anything herein to the contrary, it is agreed that (i) in the event the Facility is not fully occupied during any Lease Year, a reasonable and equitable adjustment shall be made by Landlord to those charges only which vary with the occupancy of the Facility in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Facility been fully occupied during such year, and (ii) Tenant's share shall be amended for each Lease Year to the percentage that the average rentable area of the Premises bears to the greater of (y) ninety-five percent (95%) of the total rentable area of the Facility for such Lease Year, or (z) to the total average rentable area leased (pursuant to leases under which the term has commenced) in the Facility for such Lease Year.

               E. The term "Service Charge" shall mean any fee or other charge for service specified in this Lease as payable by Tenant.

       2.03 Additional Rent Estimates: As to each Lease Year after the initial Lease Year, Landlord shall estimate for each such Lease Year (i) the total amount of Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant's Share of Taxes; (iv) Tenant's Share of Operating Expenses; (v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Tenant's Share of Taxes and Tenant's Share of Operating Expenses. Said estimate shall be in writing and Landlord shall use reasonable efforts to deliver or mail same to Tenant at the Premises within ninety (90) days of the close of each Lease Year. Landlord may adjust such estimates from time to time during the Lease Year.

       2.04 Payment of Additional Rent Estimates. Tenant shall pay the Additional Rent so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Tenant after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

       2.05 Annual Determination of Additional Rent. Upon completion of each Lease Year, Landlord shall determine the actual amount of Taxes and Operating Expenses for such Lease Year and Tenant's Share thereof and deliver a written, itemized certification of the amounts thereof to Tenant. If Tenant has paid less than its Share of Taxes or its Share of Operating Expenses for any Lease Year, Tenant shall pay the balance of its Share of the same within twenty (20) days after the receipt of such statement. If Tenant has paid more than its Share of Taxes or its share of Operating Expenses for any Lease Year, Landlord shall, at Tenant's option, either (i) promptly refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for Base Rent and Additional Rent estimates. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 2 shall be adjusted accordingly.

       2.06 Rental Taxes. Further, Tenant shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Facility is located or any political subdivision thereafter, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease, all of which shall herein be termed "Rental Taxes"; provided, however, Tenant shall have no obligation to pay income or capital gains taxes of Landlord.

       2.07 Tenant's Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant shall cause such trade fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

       ARTICLE III
                         OVERDUE AMOUNTS; RENT INDEPENDENT

       3.01 Payment of Rent. Any installment of Base Rent, Additional Rent, or any other charges to be paid by Tenant accruing under the provisions of this Lease that shall not be paid when due, shall bear interest at the rate of two
(2) points over the quoted prime rate of interest charged by Norwest Bank Minnesota, N.A. (or its successor) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Landlord agrees that it will waive the initial twenty
(20) days interest accrued in any twelve (12) consecutive month period.
Tenant's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained.

       3.02 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent, Service Charge or other charges ("Rent") stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease.

                                     ARTICLE IV
                               TERM AND COMMENCEMENT

       4.01 Demise. Landlord hereby demises and leases to Tenant and Tenant hereby rents and takes from Landlord the Premises for the Term and subject to and with the benefit of the terms, covenants and conditions of this Lease to be occupied and used by Tenant solely for the purposes stated on the Data Sheet and for no other purpose. Landlord shall have the right to grant exclusive rights to parties in the Facility to conduct service businesses serving the Property but in no event shall this conflict with Tenant's use as set forth on the Data Sheet.
       4.02 Commencement Date. Tenant shall have and hold the same Premises, without any liability or obligation on the part of Landlord to make any alterations, improvements or repairs of any kind in or about the Premises, except as expressly provided herein, for the Term set forth on the Data Sheet, unless sooner terminated in the manner provided herein. The Term hereof shall commence on the Commencement Date. Except as specifically set forth in Section
27.2 hereinafter, if Landlord is unable to give possession of the Premises on the Commencement Date because the construction of the Facility or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any reason, Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on said date. Substantial completion of the Premises shall be evidenced by the issuance of a certificate of occupancy (whether full or partial, temporary or permanent) for the Premises, provided, however this provision shall not limit Tenant's right to require Landlord to correct incomplete or defective work pursuant to Section 4.03, in the Building or Premises. Under said circumstances, the Rent reserved and covenant to pay same shall not commence until possession of the Premises is given and the Premises are ready for occupancy, whichever is earlier, and failure to give possession on the Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, except that Tenant's obligation to make rental and other required payments (other than pursuant to Article XXIII herein) shall be deferred and there shall be a corresponding extension of the Expiration Date.

       4.03 Acceptance of Premises. The acceptance of possession by Tenant shall be deemed conclusively to establish that the Premises and all other improvements of the Facility required to be constructed by Landlord for use thereof by Tenant have been completed unless Tenant notifies Landlord in writing within thirty (30) days after commencement of the term as to any items not completed. Tenant waives any claim as to matters not listed in said notice other than latent defects for which Tenant provides Landlord notice within twelve (12) months from substantial completion of the Premises.

       ARTICLE V
                                      SERVICES

       5.01  Landlord's Services.  Subject to including the cost thereof in
Article 2, Landlord shall provide services as stated in Exhibit "E", without further charge except as expressly stated otherwise.

       5.02 Interruption of Services. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies or other causes shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by involuntary guidelines or laws, ordinances or regulations of governmental authority.

       5.03 Anything in this Lease to the contrary notwithstanding, Landlord shall have the right to specially assess Tenant a Service Charge for additional services specially requested by Tenant or other items of Operating Expenses (and shall reduce the total of Operating Expenses accordingly) to the extent Landlord can reasonably demonstrate Tenant's use or consumption thereof due to hours of operation, equipment operated from the Premises, or other reasons, warrant such assessment.

       ARTICLE VI
                                     INSURANCE

       6.01    Landlord's Insurance.

               A. Landlord's Casualty Insurance. Landlord shall, as a portion of Operating Expenses, keep the Facility insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against (a) loss or damage by fire; and (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility, including, but without limiting, the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, law and ordinance, and such other coverage as may be deemed necessary by Landlord, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility.

               B. Landlord's Liability Insurance. Landlord shall, as a portion of the Operating Expenses, maintain, for its benefit and the benefit of its managing agent and lender, commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Facility.

               These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease.

       6.02  Tenant's Insurance.

               (a) Tenant's Casualty Insurance. Tenant shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests that may be located in, upon, or about the Premises insured for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof against (a) loss or damage by fire; and (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Facility, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary. Tenant shall have the right to provide this coverage by means of blanket coverage.

               (b) Tenant's Liability Insurance. Tenant shall, at Tenant's sole cost and expense maintain commercial general liability insurance against claims for bodily and personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) per each occurrence, and to the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) in general aggregate. Such policies of insurance shall be written in companies reasonably satisfactory to Landlord, naming Landlord, its lender and Landlord's managing agent as additional insureds thereunder, and certificate of such insurance shall be delivered to Landlord by the company or agency issuing the same. Tenant agrees to include in such policy contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Tenant shall have the right to provide this coverage by means of blanket coverage.

       6.03    Releases and Indemnity.

               (a) Tenant's Indemnification. Tenant agrees to indemnify and save Landlord and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Project, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding which may be brought thereon; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

               (b) Landlord's Indemnification. Landlord agrees to indemnify and save Tenant harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Landlord or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Landlord, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Project, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claims, actions or proceeding brought thereon; and in case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to resist or defend such action or proceeding with competent counsel.

               (c) Tenant's Waiver. Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable, and Tenant waives all claims for damage to property and business sustained during the term of this Lease by Tenant occurring in or about the Facility, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Facility, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, employees or servants, or any tenant or occupant of the Building or any other person unless caused by the negligence or intentional act of Landlord, its agents or employees. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Facility or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

               (d) Tenant's Liability. All property in the Facility or on the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof unless caused by the gross negligence or willful misconduct of Landlord, it agents, or employees and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property other than that caused by the gross negligence or willful misconduct of Landlord, its agents, or employees.

               (e) Releases. Landlord and Tenant each agree that such policy or policies of insurance for loss or damage by fire or other risks shall permit releases of liability as herein provided and include a waiver of subrogation clause as to Tenant and Landlord respectively. Each party hereto waives, releases and discharges the other party from all claims or demands whatsoever which the waiving party may have arising out of damage to or destruction of the waiving party's property or loss of use thereof occasioned by fire of other casualty, which such claim or demand may arise because of the negligence or fault of the other party, its agents, employees, customers or business invitees, or otherwise and the waiving party agrees to look to its insurance coverage only in the event of such loss.

       ARTICLE VII
                        CERTAIN RIGHTS RESERVED BY LANDLORD

       7.01 Rights Reserved. Landlord reserves the following rights exercisable without notice unless otherwise noted and without liability to Tenant and without affecting an eviction, constructive or actual, or disturbance of Tenant's use of possession, or giving rise to any claim for setoff or abatement of rent:

               A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Facility and in the corridors, entrances and other common areas thereof, except as provided in Article XXX hereof, and except those signs within the Premises not visible from outside the Premises.

               B. To reasonably designate, limit, restrict and control any service in or to the Facility, including but not limited to the designation of sources from which Tenant may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Tenant and other tenants in the Facility.

               C. To retain at all times and to use in appropriate instances, keys or other means of access to all doors within and into the Premises. No locks shall be changed without prior written consent of Landlord. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items.

               D. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Facility, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Facility and to temporarily interrupt or temporarily suspend services and facilities.

               E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises for use by the general public (as opposed to Tenant's employees and business invitees).

               F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Facility and to require all such items to be moved into and out of the Facility and the Premises only at such times and in such manner as Landlord shall direct in writing.

       ARTICLE VIII
                            ALTERATIONS AND IMPROVEMENTS

       8.01 Alterations. Tenant shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Along with any request for Landlord's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Facility, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and except when Landlord, its agent or affiliate is contractor, an indemnification in such form and amount as may be reasonably satisfactory to Landlord. Tenant agree to defend and hold Landlord harmless from any and all claims and liabilities of any kind and description that may arise out of or be connected in any way with said improvements, alterations, additions or installations. All work done by Tenant, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Tenant shall pay the cost of all such improvements, alterations, additions or installations, and also the cost of painting, restoring, or repairing the Premises and the Facility occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Tenant shall furnish Landlord with contractor's sworn affidavits and full and final waivers of liens, or receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Work. Tenant shall not be allowed, without Landlord's reasonable approval, to perform such Work if such action results or would result in a labor dispute or otherwise would materially interfere withLandlord's operation of the Facility.




       ARTICLE IX
                                      REPAIRS

       9.01 Tenant's Duty of Repair. Tenant shall, during the term of this Lease, at Tenant's expense, keep the Premises in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Facility, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Landlord. All uninsured damage or injury to the Premises, or to the Facility caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Premises or Facility or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work.

       9.02 Right of Entry. Landlord or its employees or agents shall have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements that are the obligation of Tenant. See Rider Article XXX.

       ARTICLE X
                             ASSIGNMENT AND SUBLETTING

       10.01 Assignment by Tenant. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld delayed or conditioned, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the regular use of the Premise by any parties other than Tenant, its agents and employees. Tenant shall seek such written consent of Landlord by a written request therefore, setting forth such information as Landlord may reasonably deem necessary. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date which shall not be less than thirty (30) days after date of Tenant's notice, to assign this Lease or sublet any part or all of the Premises for the balance of the Term. Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's notice along with any consideration therefor. Landlord will not unreasonably withhold, delay, or condition its consent to Tenant's assignment of the Lease or subletting of such space and incidental rights to the party identified in Tenant's notice.

       10.02   Payment to Landlord.

               A. Landlord will not unreasonably withhold, delay, or condition its consent to Tenant's assignment of the Lease or subletting of such space and incidental rights to the party identified in Tenant's notice, provided, however, in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord, fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting other than to affiliates of Tenant. For purposes of the foregoing, net profit shall be deemed to include, but not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent and rent adjustments payable by Tenant under this Lease, net of all reasonable expenses (including new tenant improvements, commissions, rent abatement and similar costs of subleasing) incurred by Tenant in obtaining said assignee or sublessee.

                      If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

               B. Tenant shall furnish to Landlord upon request a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit, pursuant to generally accepted accounting principles. Tenant agrees that Landlord shall have the right to review its books and records used to determine profit for the assignment or sublease. Any profit shall be paid to Landlord within fifteen (15) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

       10.03 Terms of Sublease. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder unless Landlord shall agree otherwise in writing. The subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting.

       10.04 As long as Tenant remains a publicly-held corporation, a transfer of any shares in Tenant shall not be deemed an assignment under this Lease.

       10.05 Miscellaneous. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this
Article 10 shall be of no effect and void. Landlord's right to assign its interest in this Lease shall remain unqualified.

       ARTICLE XI
                          DAMAGE BY FIRE OR OTHER CASUALTY

       11.01 Premises Destruction. If fire or other casualty shall render the whole or any material portion of the Premises untenantable, then:

               A. If the Premises can reasonably be expected to be made tenantable within two hundred ten (210) days from the date of such event, Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible within such two hundred ten (210) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable).

               B. If the Premises cannot reasonably be expected to be made tenantable within two hundred ten (210) days from the date of such event, either Landlord or Tenant by notice in writing to the other mailed within forty-five
(45) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

       11.02 Complex Destruction. In the event that more than fifty percent (50%) of the value of the Facility is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within two hundred ten (210) days thereafter, then at Landlord's option, by written notice to Tenant, mailed within thirty (30) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant. In the event of a termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis to the date of the fire or casualty. If fifty percent (50%) or more of the value of the Facility is damaged and destroyed by fire or other casualty during the last year of the Lease Term and Tenant's Premises are substantially damaged and made untenantable, Tenant may, upon thirty (30) days written notice to Landlord mailed within thirty (30) days from the date of such damage or destruction, terminate this Lease effective upon the date of notice.

       11.03 Duty to Repair; Rent Abatement. If fire or other casualty shall render the whole or any part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred ten (210) days from the date of such event and neither Landlord nor Tenant terminates this Lease pursuant to its right herein; or in the event that more than fifty percent (50%) of the value of the Facility is damaged or destroyed by fire or other casualty, and neither party hereto terminates this Lease pursuant to the options granted herein, or in the event that fifty percent (50%) or less of the value of the Facility is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible, the work to be commenced and prosecuted with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control), and the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises that is untenantable). In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense.

       ARTICLE XII
                                   EMINENT DOMAIN

       12.01 Public Taking. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid Rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Facility is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

       12.02 Tenant's Election. Further, if the whole or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Tenant's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within sixty (60) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Premises taken cannot, in Tenant's reasonable judgment, be carried on with substantially the same utility and efficiency in the remainder of the Premises [or any substitute space securable by Tenant pursuant to clause
(ii) hereof]; and (ii) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Landlord in the Facility. Any notice of termination shall specify a date no more than one hundred sixty (160) days after the giving of such notice as the date for such termination.

       12.03 Tenant's Damages. Anything in this Article 12 to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided, however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold.

       12.04 Restoration and Rent. Anything in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Facility or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, expeditiously restore the Premises and Facility to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by the area of the Premises restored after the condemnation.

       ARTICLE XIII
                               SURRENDER OF PREMISES

       13.01 Surrender by Tenant. On the last day of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof, and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty excepted. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All alterations, additions and fixtures, other than Tenant's trade fixtures and equipment, that have been made or installed by either Landlord or Tenant upon the Premises, shall remain the property of Landlord and shall be surrendered with the Premises as a part thereof. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises.

       13.02 Holding Over. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to Landlord's then current Base Rent for the Premises according to Landlord's then current rental rate schedule for prospective tenants. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay a charge for each day of occupancy an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent (on a daily basis) then currently being charged by Landlord on new leases in the Facility for space similar to the Premises.

       ARTICLE XIV
                                      DEFAULT

       14.01 Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled in case of any breach or threatened breach of Tenant of any provision of this Lease.
The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such Rent paid) shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

       14.02 Tenant Change in Status. If, during the term of this Lease or any renewal term, (i) Tenant shall make an assignment for the benefit of creditors, or (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy and the same not be dismissed or stayed within sixty (60) days of its filing, or (iii) a receiver be appointed for the property of Tenant by reason of the insolvency of Tenant, or
(iv) any department of the state or federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Tenant by reason of the insolvency of Tenant and such action not be stayed or terminated within sixty (60) days thereafter, then, the occurrence of any of such contingencies shall be deemed a breach of this Lease and this Lease shall ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day fixed for the expiration of the initial term of this Lease or any renewal term, as the case may be, had occurred, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. As used in this paragraph, the term "Tenant" shall also mean any guarantor of Tenant's obligations under this Lease.

       14.03 Tenant Breach. If, during the initial term of this Lease or any renewal term, (i) Tenant defaults in any payment of the Rent expressly reserved hereunder for ten (10) days after receipt of written notice thereof, or any part of the same; (ii) Tenant shall default in fulfilling any of the covenants, obligations, or agreements of this Lease (other than the covenants for the payment of Rent payable by Tenant hereunder), or (iii) this Lease, without the prior written consent of Landlord or except as expressly permitted, shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, and such default in (ii) shall continue for thirty (30) days after service of notice of the default by Landlord, or in the event of a default or contingency set forth in (ii) hereinabove cannot with due diligence be cured within a period of thirty
(30) days, if Tenant fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence [it being intended that in connection with a default not susceptible of being cured with diligence within thirty (30) days, the time within which Tenant is to cure the same shall be extended for such period as may be reasonably necessary to complete the same with all due diligence], Landlord, at its option, may pursue the remedies as set forth hereinafter.

       14.04 Remedies upon Default. In the event of a default by Tenant as set forth hereinabove, Landlord, at its option, may (i) terminate this Lease and upon such termination Tenant will quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided, or (ii) without terminating the Lease, Landlord or Landlord's agent or servant may re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossession proceedings or otherwise, without being liable to indictment, prosecution, or damage therefore and repossess and enjoy the Premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the Rents to be paid and the covenants to be performed by Tenant during the full term of this Lease.

               A.     Reletting.

               (1) Upon termination of this Lease or expiration of Tenant's right to occupy the Premises by reason of the happening of any of the foregoing events, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease on the part of Tenant, Landlord may, at its option, at any time and from time to time relet the Premises or any part or parts thereof, for the account of Tenant or otherwise, and receive and collect the rent therefore, applying the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including the attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Landlord deems necessary or desirable and all other commercially reasonable expenses, commissions and charges paid, assumed or incurred by Landlord in or about reletting the Premises and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any renewal term of this Lease, as originally granted, or for a longer or shorter period; Landlord shall have the right to change the character and use made of the Premises, and Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant about reletting.

               (2) In any such case, and whether or not the Premises or any part thereof be relet, Tenant shall pay to Landlord the Base Rent and all Additional Rent and other charges required to be paid by Tenant up to the later of the time of such termination of the Lease or of such recovery of possession of the Premises by Landlord, as the case may be, and thereafter, except in a case in which liability of Tenant (as hereinafter provided), arises by reason of the happening of the insolvency of Tenant, Tenant covenants and agrees, if required by Landlord, to pay to Landlord until the end of the initial term of this Lease, or any renewal term, as the case may be, the equivalent of the amount of all Rent reserved hereunder, and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Landlord shall have the election in place of holding Tenant so liable forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination of this Lease or of such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the initial term, or any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of such term.

       14.05 Remedies Upon Insolvency. If this Lease shall terminate by reason of the bankruptcy or insolvency of Tenant, as above set forth, Landlord shall be entitled, notwithstanding any other provisions of this Lease or any present or future law, to recover from Tenant or Tenant's estate (in lieu or the equivalent of the amount of all rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the then present worth of the aggregate of the Rent and other charges payable by Tenant hereunder that would have accrued for the balance of the initial term and/or renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of the initial term or any renewal term, as the case may be, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved. In such case, Landlord shall be entitled to prove, as damages by reason of such breach and termination, the maximum amount allowed by law or statute.
Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then present worth of the rent and all other charges reserved herein over the then present worth of the fair market rents and all other charges, referred to above.

       14.06 Fees and Expenses. Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including reasonable attorney's fees and fees of agents and others retained by Landlord, for the enforcement of Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned. The prevailing party in any litigation concerning this Lease shall recover all reasonable attorney's fees and other expenses in addition to costs taxable at law.

       ARTICLE XV
                             SUBORDINATION AND ESTOPPEL

       15.01 Subordination of Lease. This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Facility, the Property, or any portion thereof by Landlord, its successors or assigns, and to amendments, replacements, renewals and extensions thereof, provided that any holder of any mortgage or deed of trust shall, as a condition for such subordination, agree not to disturb Tenant's Lease or occupancy of the premises provided Tenant is not in default beyond the period allowed for cure hereunder.

               A. Subject to the foregoing provision of this Section 15.01, Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents reasonably acceptable to Tenant that may reasonably be required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article 15, in the event the holder of any mortgage, deed of trust or ground lease, shall so elect, then, and in such event, upon any such holder or landlord notifying Tenant to that effect in writing, this lease shall be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease and Tenant shall execute such attornment agreement as may be reasonably requested by said holder.

               B. Provided that the mortgagee, ground lessor or trust deed holder under any first mortgage, ground lease, first deed of trust or other security instrument shall have notified Tenant in writing (by the way of a notice of assignment of lease or otherwise) of its address, Tenant shall give such mortgagee, ground lessor or trust deed holder, or other secured party ("Mortgagee"), simultaneously with delivery of notice to

Landlord, by registered or certified mail, a copy of any such notice of default served upon Landlord. Tenant further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Landlord has to cure such default.

               C.     Tenant agrees from time to time upon not less than ten
(10) days prior written request by Landlord to deliver to Landlord a statement in writing certifying in the form set forth on Exhibit "G" attached hereto and made a part hereof by reference (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Landlord is not default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Tenant; (v) the amount of any prepaid rent, and (vi) such other matters as may reasonably be requested by Landlord or any Mortgagee or prospective purchaser of the Facility.

                                    ARTICLE XVI
                                HAZARDOUS MATERIALS

       16.01 Landlord warrants and represents to Tenant, that, to the best of Landlord's knowledge and after reasonable inquiry, the Premises and Landlord's Improvements will be in compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction or affecting the Premises (collectively "Environmental Laws") and that none of the insulation materials or any other materials within the Premises are or contain asbestos, or any other known Regulated Material as defined below. Except as set forth in Sections 16.03 and 16.05, Landlord shall, at its expense, take all action necessary to ensure that the Facility complies with all Environmental Laws and that the Facility is, and remains at all times, safe for use and occupancy.

       16.02 Except as set forth in Sections 16.03 and 16.05, Landlord shall defend, indemnify and save Tenant, its officers, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgments, loss, damage, liability and expense (including reasonable attorneys' fees and expenses) which any one or more of them may sustain in connection with any non-compliance with any environmental condition affecting the Facility resulting from violation of environmental laws which are not caused by or resulting from Tenant's use and occupancy of the Premises or Facility. This indemnity shall not apply to Landlord's Mortgagee, successors-in-interest to Mortgagee or anyone acquiring the Premises through Landlord's Mortgagee.

       16.03 Tenant shall at Tenant's own cost and expense, timely comply with all applicable, rules, requirements, orders, directives, ordinances and regulations arising from Tenant's use and occupancy of the Premises, including but not limited to the Environmental Laws, and shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonable attorneys' fees) resulting from any violation of the Environmental Laws when caused by or results from Tenant's use and occupancy of the Premises.

       16.04 The provisions of this Article 16 shall survive the expiration or earlier termination of this Lease.

       16.05   A.     The following terms and conditions regarding
environmental matters and the Premises are included in this Lease:

                      (1) For the purpose of this Lease, the phrase "Regulated Materials" shall include, but shall not be limited to, those materials or substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", "toxic pollutant" or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S. C. 1801, ET SEQ., or regulations promulgated pursuant thereto (herein "Environmental Laws"). "Tenant's Regulated Materials" shall mean those Regulated Materials, brought onto, created, stored at, handled, or generated at the Premises by or on behalf of Tenant, its agents, employees, contractors (other than Landlord), subtenants, assignees, suppliers or other invitees. "Landlord's Regulated Materials" shall mean all other "Regulated Materials" including those brought onto, created, stored at, handled or generated at the Premises by Landlord, its agents, employees, contractors, subtenants, assignees, suppliers or other invitees. Also the phrase "Governmental Agency or Agencies" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

               B. Tenant hereby covenants to Landlord and its Mortgagee that:

                      (1)     Except for the obligations of Landlord pursuant to
                      Section 16.01 and 16.02, Tenant shall (x) comply and shall instruct all occupants of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Tenant's Regulated Materials, (y) remove any Tenant's Regulated Materials immediately upon discovery of the same, and (z) pay or cause to be paid all costs associated with such removal;

                      (2) Tenant shall keep the Premises free of any lien imposed pursuant to any state or federal law, rule regulation or order in connection with the existence of Tenant's Regulated Materials on the Premises;

                      (3) Tenant shall not install or permit to be installed on the Premises any Tenant's Regulated Material including, but not limited to, asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment other than supplies and materials used in the ordinary course of its business and for which use all applicable laws, ordinances, rules and regulations are complied with;

                      (4) Tenant shall not cause or permit to exist as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, poring, emptying or dumping of any Tenant's Regulated Materials onto the Premises or into surrounding waters or other lands; and

                      (5) Tenant shall promptly provide a copy of any summons, citation, directive, letter or other communication which it receives from any

                      Government Agency or Agencies concerning any Regulated Matters on the Premises.

               C. It shall constitute a Default hereunder and either party shall be entitled to exercise all remedies available to it hereunder if:

                      (1) Tenant or Landlord shall fail to comply with the covenants contained in this Article 16 within thirty (30) days after notice or fails to commence such compliance within such time and diligently continues such compliance to completion;

                      (2) any Tenant's or Landlord's Regulated Materials are hereafter found to exist on the Premises or in its soil or groundwater and such Regulated Materials come to be on the Premises because of the act, omission or breach of this Lease by Landlord or Tenant, or any of their agents, employees, contractors, subtenants or assignees, as to Tenant, on or after the date Tenant takes possession or enters the Premises to commence work, and either party shall fail within seventy-five (75) days after notice thereof, to commence and diligently pursue such actions as are necessary to remove the same from the Premises or Facility or obtain any and all necessary no action or no association letters for the Premises or Facility and Landlord or Tenant such that no further action need be taken to satisfy the applicable environmental agency; or

                      (3) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any Governmental Agency or Agencies concerning the matters described in Subparagraph 16.05A(1) above and Landlord or Tenant fail to cure the condition occasioning the same within the time limit set forth in this Section 16.05C.

               In the event Landlord or Tenant fails to comply with the terms of this Article 16, each party hereby grants the other and its employees and agents an irrevocable and non-exclusive license to enter the Premises in order to inspect, conduct testing and remove Tenant or Landlord's Regulated Materials. All costs of such inspection, testing and removal related to Tenant's Regulated Materials shall be due and payable from Tenant as Additional Rent hereunder upon demand, and all costs relating to Landlord's Regulated Materials incurred by Tenant shall be paid by Landlord to Tenant upon demand.

       16.06 The representations, covenants and indemnifications given by Tenant to Landlord and Landlord to Tenant in this Article 16 shall be a separate agreement between the parties, and shall survive any termination of the Lease.

       16.07 Landlord warrants and represents that it is not otherwise aware of any violation of the statutes, rules and regulations set forth in Section 16.05A(i) above as it relates to the Premises or Facility except, however, that Landlord has received an off-site source and no association letter from the Minnesota Pollution Control Agency dealing with apparent groundwater contamination affecting the Facility resulting from dry-cleaning solvent released by a former dry-cleaning operation previously located adjacent to the Facility.

       16.08 Landlord hereby covenants to Tenant that Landlord shall comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Landlord's Regulated Materials, (y) remove any Landlord's Regulated Materials required by said laws to be removed immediately upon discovery thereof; and (z) pay or cause to be paid all costs associated with such removal. It shall constitute a default by Landlord if Landlord fails to comply with this covenant within seventy-five (75) days after Tenant mails notice to Landlord hereof or fails to commence such compliance within such time and diligently continue such compliance to completion.

       ARTICLE XVII
                                   MISCELLANEOUS

       17.01  Further Terms.  The parties also agree:

               A. Tenant represents that Tenant has dealt directly with and only with the broker or tenant representative set forth on the Data Sheet, in connection with this Lease and that insofar as Tenant knows, no other broker or tenant representative negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Landlord shall be responsible for payment of Welsh Companies and CB Commercial arising from this Lease.

               B. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to the respective party at the address set forth on the Data Sheet, or at such other address as such party may hereafter designate by written notice to the other party, in which case said notice shall be effective at the time of mailing such notice.

               C. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or by its agent of whose appointment Tenant shall have written notice in the name of Landlord, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article 14, may be commenced and prosecuted to final judgment and execution by Landlord or its agent.

               D. Landlord covenants and agrees that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease.

               E. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

               F. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

               G.     (1)     Subsequent to the Commencement Date and payment by
Landlord of the allowances set forth in Section 22.0 (a) and (b) and any signage allowance (as opposed to the refurbishment allowance) due to Tenant under
Section 22.0(c) for exterior Building signage initially installed by Tenant, the term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Facility at the time in question, and in the event of any transfer or transfers or conveyances in which the transferee assumes all obligations of Landlord under the Lease accruing after said transfer, the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any conveyance or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                      (2) In the event of a sale or conveyance by Landlord of the Facility or any part of the Facility, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

               H. The marginal or topical headings of the several Articles and sections are for convenience only and do not define, limit or construe the contents of said Articles and sections.

               I. All preliminary negotiations and written commitments are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

               J. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

               K. Landlord shall have the right to close any portion of the building area or land area to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Facility, subject to the rights of Tenant in the Premises, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Facility and the other tenancies, premises and buildings included in the Facility, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Facility, and upon reasonable advance written notice to Tenant to change the name, address, number or designation by which the Facility is commonly known. In the event the notice of name change is less than nine (9) months in advance of the effective date, Landlord shall pay the reasonable costs of replacement stationery, business cards and similar items on which the name of the Building is utilized. Landlord will not name the Building after a direct competitor of Tenant. No implied easements are granted by this Lease. Tenant shall have the nonexclusive right in common with Landlord and tenants and occupants of the Facility, to ingress and egress to and through the common areas of the Facility.

               L. Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, and other wires or other items, in, to and through the Premises in chases, floors or above the dropped ceiling, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Facility.

               M. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by the proper officers of Landlord and by Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph "N" of this Article shall prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

               N. Tenant shall perform, observe and comply with the Building Rules and Regulations of the Facility, as set forth in Exhibit C attached hereto, with respect to the safety, care and cleanliness of the Premises and the Facility, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any reasonable changes, amendments or additions thereto consistent with Tenant's rights under this Lease as from time to time shall be established and deemed advisable by Landlord for tenants of the Facility. Landlord shall not be liable to Tenant for any failure of any other tenant or tenants of the Facility to comply with such Building Rules and Regulations.

               O. All rights and occupancy of Tenant herein shall be subject to all governmental laws, ordinances and regulations, and Tenant shall comply with the same.

               P. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

               Q. Subsequent to delivering occupancy of the Premises to Tenant substantially completed and all improvements paid in full including payment to Tenant by Landlord of the allowances set forth in Section 22.0 (a) and (b) hereof, and any signage allowance (as opposed to the refurbishment allowance) due to Tenant under Section 22.0(c) for exterior Building signage initially installed by Tenant, Tenant agrees to look solely to Landlord's interest in the Facility for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

               R. The Tenant, if any, shall furnish to Landlord promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Landlord evidencing the due authorization of Tenant to enter into this Lease.

       ARTICLE XVIII
                                  OTHER PROVISIONS

       18.01 Addenda. The provisions set forth in the Exhibits attached to this Lease are hereby incorporated by reference.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective on the day and year first above written.

LANDLORD:                               MERIDIAN CROSSINGS II LLC, A MINNESOTA
                                        LIMITED LIABILITY COMPANY

                                        By: Meridian Properties Real Estate
                                        Development LLC, a Minnesota limited
                                        liability company, its manager

                                        By: Bryant J. Wangard
                                            ------------------
                                        Its:   Manager

TENANT:                                 FOURTH SHIFT CORPORATION, A MINNESOTA
                                        CORPORATION

                                        By:

                                        Its:


ACKNOWLEDGMENT:                         Meridian Properties Real Estate
                                        Development LLC has executed the Lease
                                        solely for purposes of Section 27.2 of
                                        the Lease and for no other purpose.

                                        MERIDIAN PROPERTIES REAL ESTATE
                                        DEVELOPMENT LLC, a Minnesota limited
                                        liability company

                                        By:    Bryant J. Wangard
                                            -------------------------------
                                        Its:   Manager

                                        Meridian Crossings LLC has executed this Lease solely for purpose of Article 35 of the Rider and for no other purpose.

                                        MERIDIAN CROSSINGS LLC, a Minnesota
                                        limited liability company

                                        By:    Bryant J. Wangard
                                             ------------------------------
                                        Its:   Manager

RIDER TO LEASE

                                    ARTICLE XIX
                                  OPTION TO RENEW


Section 19.0 Tenant shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one (1) period of five (5) years each on the terms and provisions of this Article provided hereafter, such five (5) year renewal period being sometimes herein referred to as a "Renewal Term". The conditions to such renewal shall be as follows:

     (a) That this Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein;

     (b) That such Renewal Term shall be on the same terms, covenants and conditions as in this Lease provided; provided, however, that annual Base Rent for each such renewal space on the date such renewal term shall commence in relation to comparable (in quality and location) office space located in the relevant market area which shall be deemed to be the Southwest Minneapolis 494 corridor. The fair market Base Rent of the Premises shall be determined as of the date six (6) months prior to commencement of the Renewal Term. Provided Tenant has properly elected to renew the term of this Lease, and if Landlord and Tenant fail to agree at least eleven (11) months prior to commencement of the applicable Renewal Term upon the fair market Base Rent of the Premises, the amount of the fair market Base Rent of the Premises shall be determined by arbitration in accordance with the provisions of Article 20 hereof. The fair market Base Rent of the Premises shall be based upon the highest and best use of the Premises and shall be determined separately on a per square foot basis for the initial Premises and each separate additional space added to the Premises, if any, pursuant to Tenant's options to expand herein. In no event shall the Base Rent of the Premises for the Renewal Term be less than the Base Rent payable by Tenant under the terms of this Lease immediately prior to commencement of such applicable Renewal Term.

     (c) That Tenant shall exercise its right to a Renewal Term provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the term of this Lease no later than the date two hundred seventy (270) days prior to the date of commencement of the applicable Renewal Term. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises for such renewal term. Any agreement reached by the parties hereto with respect to such fair market Base Rent of the Premises for such renewal term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties. In the event that Landlord and Tenant fail to agree within the thirty (30) day time prior set forth in this subparagraph (c), the fair market Base Rent for the Premises for such Renewal Term shall be determined by arbitration in the manner set forth in Article 20 ("Arbitration") hereof. However, such arbitrators shall be directed to determine the fair market Base Rent for the Premises as above provided and in determining same said appraisers shall be instructed to make said appraisal independently, without consulting with each other. Upon established date at an established time all three (3) arbitrators shall simultaneously submit their determinations as to fair market Base Rent, such determinations to be submitted in sealed envelopes and to be opened jointly by Landlord and Tenant. The fair market Base Rent for the Renewal Term shall be determined by averaging the two (2) arbitrators' fair market Base Rent determinations which are closets in amount to each other (or if one appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged).

                                     ARTICLE XX

                                    ARBITRATION

Section 20.0 Any disagreement, dispute or determination required by or arising under the provisions of Article XIX ("Option to Renew"), of this Lease requiring arbitration shall be carried on and concluded in accordance with the provisions of paragraphs (a) and (b) hereof:

     (a) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine fair market Base Rent, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Minneapolis, Minnesota metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested. In determining fair market Base Rent the arbitrators shall consider the status of tenant improvements in the Premises in comparison to leasehold improvements in market comparables and shall take into consideration that no leasing commission is payable in respect to any leasing by Tenant or Landlord as compared to market comparables where such commissions may be payable, unless a commission is payable by Landlord as a result of the proposed renewal, in which case it shall be considered by the Arbitrators.

     (b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within twenty (20) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within ten (10) days thereafter, select a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator within the time above specified, as the case may be, by application to any Judge of the District Court of the County of Hennepin, State of Minnesota, upon ten
          (10) days prior written notice to the other party of such intent. The arbitrators so selected shall have all rights and powers conferred on them by the Uniform Arbitration Act of the state in which the Premises are situated, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Act.

                                    ARTICLE XXI
                                  RIGHT OF NOTICE

Section 21.0 Landlord agrees, from time to time, upon written request of Tenant to advise Tenant as to space available on the sixth floor (6th) of the Facility ("Notice Space"), provided Tenant treats such information as confidential and does not disclose said information. If during the initial or any renewal term of this Lease any occupied area on the sixth (6th) floor of the Facility is vacated or to be vacated by the present tenant, its successors and assigns, and Landlord desires to lease any of such space (subject to the terms of Article XXV herein), Landlord shall deliver a notice of such intent to lease in writing to Tenant offering to lease such space to Tenant upon the terms and conditions (including rent) as set forth in the Lease for the Premises initially demised except that (i) if the space was previously unimproved Tenant shall receive an "Allowance" per rentable square foot of the as leased Notice Space (as determined as set forth below) for tenant improvements pro rated for the number of years remaining in the initial Term from the date the term commences on the Notice Space so leased, and (ii) if the space was previously improved, the Tenant shall accept the Premises in "as-is"
condition without contribution from Landlord for tenant improvements.   For
purposes of this Section 21.0, "Allowance" shall be determined as follows:

     Upon completion of Landlord's Improvements, Landlord shall determine an "Allowance" number to be used for purposes of Section 21.0 hereof based upon the cost to Landlord of all Landlord's Improvements to the Premises below the finished ceiling, specifically excluding from such costs (i) any amounts reimbursed by Tenant, and (ii) the amount of the Construction Allowance set forth in Section 23.1; and including an amount equal to the upgrade cost set forth in Section 23.1 (b)(8) for the executive offices, if any, added in the to be leased Notice Space. Said net amount shall be divided by the rentable area of the Premises and said amount shall be the Allowance per rentable square foot utilized in this Section 21.0. Landlord shall provide reasonable evidence documenting said costs if requested by Tenant. In addition to the Allowance, the allowance described in Section 22.0(b) shall be provided to Tenant for each rentable square foot of space so taken under this Section 21.0.

Tenant shall have ten (10) business days from receipt of such notice to deliver Landlord notice that Tenant desires to execute the lease amendment with Landlord for such proposed space upon the conforming terms and conditions specified in Landlord's notice. If Tenant fails to deliver such notice to Landlord within such ten (10) business day period or fails to execute an amendment as above provided within an additional ten (10) business day period, Landlord may lease such space to a third party. These rights of Tenant herein shall become inoperative as to any space in respect to which the Tenant does not exercise its rights to lease as set forth herein or in respect to space for which Tenant does not execute the lease amendment within the above required ten (10) day period. The Term shall commence on the Notice Space to be leased the first date that said space is available for Tenant to take possession, if the space has previously been fit-up or thirty (30) days after the space is made available to Tenant if said space has not previously been improved.

Landlord agrees, that Tenant shall have the right, until July 1, 1998 to expand the Premises initially demised by up to 5,000 rentable square feet and Landlord agrees that it will retain at a minimum approximately 5,000 rentable square feet adjacent to the Premises (in a location acceptable to Landlord which results in a readily leasable configuration for the balance of the sixth (6th) floor not leased to Tenant). Said space shall be leased to Tenant upon all of the terms, conditions and rent set forth herein for the Premises initially intended to be demised hereunder, except that there shall be no Section 23.1 Construction Allowance other than for item (b) (8), to the extent executive offices are included in such additional space and there shall be included the Space Planning Allowance set forth in Section 22.0(b).

Section 21.1 Landlord agrees that all office space on the sixth (6th) floor of the Building shall be subject to the provisions of this Article 21.1. Landlord agrees that without the written consent of Tenant it will not initially lease any office space on the sixth (6th) floor of the Building either (i) that is larger than 5,000 rentable square feet, or (ii) for a term that terminates after January 1, 2004 (including all options to renew or extend the term of said lease) or in the alternative does not allow Landlord to relocate said premises. The term "initially lease" refers to the first lease of said space to a tenant.

                                    ARTICLE XXII
                                 TENANT ALLOWANCES

Section 22.0 Provided Tenant is not in default under the terms of the Lease, has taken possession of the Premises and paid the Base Rent due for the initial one (1) month of the Term, Landlord shall provide and pay to Tenant the following allowances:

     (a) Moving Allowance: Three Hundred Thousand dollars ($300,000.00), payable thirty (30) days after the Commencement Date, irrespective of actual moving costs.

     (b) Space Planning Allowance: Eighty-five cents ($ .85) per rentable square foot of Premises initially demised for space planning performed by Tenant's space planner and all costs associated with Tenant's jet plan previously completed by Tenant's architect, irrespective of the actual costs of said space planning.

     (c) Signage and Refurbishment Allowance: Collectively in the amount of One Hundred Fifty Thousand and NO/100 Dollars ($150,000.00). Tenant shall have the right to utilize said allowance for the actual, demonstrable costs of designing, manufacturing, and installing the exterior building sign more particularly described in Article XXX hereof. Any amount used for said signage shall be deducted from the One Hundred Fifty Thousand and NO/100 Dollars ($150,000.00) and the balance shall be utilized by Tenant for refurbishment of the Premises and be due and payable to Tenant at the end of the fifth full year of the Lease Term.

                                   ARTICLE XXIII
                              LANDLORD'S IMPROVEMENTS

Section 23.0 Landlord, in addition to the payment of the allowance set forth in Section 23.1, and Section 22.0, at its sole cost and expense, shall construct and improve the Building and Premises in accordance with the outline plans and specifications which are indicated and specified on Exhibit "D" attached hereto and incorporated herein by reference ("Outline Plans and Specifications").
Prior to or simultaneously with the execution and delivery of this Lease, Landlord has furnished Tenant, for information purposes only, with copies of all available plans and specifications for the Base Building requested by Tenant. Thereafter, Landlord agrees upon request to provide from time to time, any plan or specification modifications which affect Tenant's Premises. Tenant shall provide, at its sole cost and expense, complete construction plans and specifications ("Construction Documents") for all improvements to the Premises based on the Outline Plans and Specifications, in the following detail at the time set forth hereinafter:

     (a) An issue package of mechanical, electrical and plumbing plans, along with all dimensioned construction plans, reflective ceiling plans, lighting plans and power and data plans sufficient such that Landlord can obtain MEP bids on such matters ("MEP SET"), no later than July 7, 1998; and

     (b) Complete Construction Documents sufficient for Landlord to bid the entire tenant improvement package, no later than July 21, 1998.

Upon receipt of the MEP SET Landlord shall submit same to its contractor for development of mechanical electrical and plumbing ("MEP") plans and specifications based upon said Construction Documents. Landlord shall have ten
(10) business days to review the Construction Documents and provide Tenant with detailed comments and recommendations. Upon receipt of the MEP plans and specifications, Landlord shall provide copies of same to Tenant for Tenant's review and comment, which shall occur within ten (10) business days of said delivery. In the event Landlord and Tenant are unable to agree as to the final Construction Documents (including MEP plans and specifications) on or before August 15, 1998, either party, upon ten (10) days' written notice to the other, may request arbitration of said dispute. If arbitration is requested, the procedure described in Article XIX (c) and Article XX shall be utilized, except the arbitrators shall be design professionals (architects or engineers) with at least ten (10) years experience in design and construction of office buildings in the Minneapolis-St. Paul metropolitan area, all licensed to do business in Minnesota. Landlord shall not be required to install any improvements to the Premises except those specified on Exhibit "D", or such changes required by the municipalities in its review and approval of the Construction Documents as to their compliance with local building codes unless the timing, price and all other matters relating to such other improvements have been agreed upon in writing between Landlord and Tenant. Anything herein to the contrary notwithstanding, in the event Tenant desires any improvements in excess of those set forth on Exhibit "D", on improvements which are the result of changes in Tenant plans subsequent to delivery of the MEP SET, or any change orders after final approval of Construction Documents, Landlord shall provide same [not to exceed the final amount of (i) the

Construction Allowance described below, and (ii) the Moving Allowance set forth in Article XXII hereof], and the costs of such excess improvements shall be charged against Tenant by reducing the Construction Allowance and Moving Allowance amounts provided for in Article XXII herein on a "dollar-for-dollar" basis. Landlord will agree to additional improvements costing in excess of the Construction Allowance and Moving Allowing provided Tenant shall be responsible for timely payment of Landlord's increased costs therefor pursuant to a standard construction draw process (monthly). Landlord agrees that the charge to Tenant for change orders shall be a direct pass through of the cost charged Landlord by its General Contractor. Further, and anything herein to the contrary notwithstanding, in the event of a delay in delivery to Landlord of complete Construction Documents for the improvements in the Premises in accordance herewith, which results in delay in construction of the Landlord's Improvements due to Tenant's failure to deliver its Construction Documents complete in all manners (including selection of all finishes) in accordance with the above requirements or requires changes to improvements after delivery of MEP SET which affect the improvements covered by the MEP SET, the Lease shall in any event commence January 1, 1999, subject to extension for any portion of such delay not caused by such delay by Tenant. Tenant shall, in any event, be responsible at its sole costs and expense to provide all cabling, wiring and furniture and equipment necessary for its business, provided any cabling and wiring in the Building or Premises shall be removed by Tenant at its sole cost and expense upon expiration of the Term or earlier termination of the Lease. Tenant's rights to enter the Premises are as set forth in Article XXVI. In the event of a delay in delivery of the Premises after January 1, 1999, any portion of the delay caused independently by Landlord (not resulting from a delay caused by Tenant) shall not act to excuse Landlord for the penalties set forth in Section 27.2 hereof and Landlord shall be excused from such penalties only to the extent the delay was the result of the action or inaction of Tenant.

Section 23.1 Construction Allowance. Landlord shall provide to Tenant a Construction Allowance of Sixty Thousand and NO/100 Dollars ($60,000.00) to be used by Tenant solely for the purpose of providing upgrades to Landlord's Improvements from those specified on Exhibit "D" in the following areas:

     (a)  WOOD AND PLASTIC -
          2.   Reception desk;
          3.   Boardroom A\V cabinets; and
          4.   CIM Center.

     (b)  FINISHES -
          6. Upgrade specialty carpet in reception, elevators, lobby, CIM Center and Boardroom;
          7.   Stone or wood accent flooring in elevator lobby and reception;
          8.   Upgrade carpet in executive offices;
          9.   EDS floor in computer room; and
          10.  Upgrade ceiling tile in CIM Center and Boardroom.

     (c)  ELECTRICAL -
          3. Upgrade lighting in lobby, reception, CIM Center, Boardroom, Training Rooms and Customer Conference Rooms.

     Landlord's contractor shall provide all such upgraded finishes as selected by Tenant, subject to the Sixty Thousand and NO/100 Dollars ($60,000.00) allowance limitation. Tenant may elect to exceed any allowance amount at its sole cost and expense provided that no delays result in Landlord's construction and Tenant provides Landlord with acceptable means of payment for said excess improvements. Any improvements to be paid by Tenant by utilization of an allowance or otherwise, shall be performed on an open book basis and to the extent feasible considering schedule, market conditions and construction coordination, bid out to the trades by Landlord's general contractor; Landlord's general contractor shall use reasonable efforts under the circumstances described above to bid all material portions of the job to three (3) separate, responsible bidders. Tenant may add subcontractors to the bid list, if done in a timely, responsible manner. Said improvements shall be performed by Landlord's general contractor at cost plus five percent (5%) without any additional upcharge by Landlord.

                                    ARTICLE XXIV
                              PARKING RIGHTS OF TENANT

Section 24.0 Facility Parking. Tenant shall have the right in common with other tenants to have the use for its employees and invitees of the common parking facilities at the Facility other than 226 stalls designated for the specific use by others in the parking ramp, such use to be in common with the other tenants in the Facility. Landlord reserves the right to designate and redesignate areas of the appurtenant common parking facilities where Tenant, its agents, employees and invitees shall park and may exclude Tenant, its agents, employees and invitees from parking in other areas as designated and redesignated by Landlord; provided, however, Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord's designations or restrictions. Landlord shall have the right to designate, and Tenant shall thereupon have the right to use as the exclusive parking spaces to be used by Tenant, its agents, employees and invitees, only that percentage that the rentable office area of the Premises bears to the rentable office area of the Facility. Tenant, its agents, employees and invitees shall not use more (in absolute numbers) of the common parking facilities (less said 226 designated stalls) at the Facility (exclusive of the underground garage) than Tenant could use if Landlord made the designations permitted herein. Anything in this Lease to the contrary notwithstanding, all costs and expenses of such special parking control, signs in connection therewith, and costs of any enforcement shall be an Operating Expense pursuant to the provisions of Article II G hereof. The Facility contains 745 stalls excluding the 226 excluded stalls.

Section 24.1 Reserved Parking. In addition thereto, Landlord hereby leases to Tenant and Tenant leases from Landlord three (3) contract executive reserved parking stalls on the lower level of the Facility for the Term of this Lease. Tenant agrees to execute the reserved stall parking lease attached hereto as Exhibit "F" upon execution of this Lease. The rental for said reserved stalls shall be $95.00 per stall per month during the initial ten (10) year Term of this Lease. Tenant, upon request, may lease up to seven (7) additional stalls at the same initial rate, and Landlord shall provide same if available at the time of request.

                                    ARTICLE XXV
                              INITIAL EXPANSION RIGHT

Section 25.0 On or before July 1, 1998, Tenant shall have the right to increase the area of the Premises by 5,700 rentable square feet upon written notice to Landlord, said additional area to be located on the sixth floor of the Building.

                                    ARTICLE XXVI
                      INSTALLATION OF TENANT'S TRADE FIXTURES

Section 26.0 Tenant shall be allowed to install its fixtures and furniture and equipment in the Premises during the final sixty (60) days of construction of Landlord's Improvements provided that Tenant does not thereby interfere with the completion of Landlord's Improvements or occasion any labor dispute as a result of such installation and provided further that Tenant does hereby agree to assume all risk of loss or damage to such property and other personal property of Tenant, and to indemnify, defend and hold harmless Landlord from any loss or damage to such property and other personal property of Tenant, and to indemnify, defend and hold harmless Landlord from any loss or damage to such trade fixtures and improvements and property, and from all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or material men and any death or personal injury to any person or persons arising out of such installations. Tenant shall be responsible for loss or damage (including loss of rents from Tenant) arising out of delays caused by interference with Landlord's Improvements.

                                   ARTICLE XXVII
                                DELIVERY OF PREMISES

27.1 Landlord agrees that in the event Landlord fails to deliver possession of the Premises substantially completed and ready for Tenant's occupancy (other than for delays resulting from the failure of Tenant to perform its covenants and obligations under this Lease within the timetable required herein including delays due to changes to MEP SET and/or Construction Documents after the July 7th and July 21st dates respectively set forth in Article XXIII hereinbefore) on or before December 31, 1998, Landlord shall be responsible to reimburse Tenant for all costs and damages resulting from Landlord's failure to deliver possession of the Premises to Tenant on or before December 31, 1998 including but not limited to holdover rent and other lease charges and liabilities in excess of the amount due from Tenant under its existing lease immediately prior to November 1, 1998 ("Holdover Costs"). Failure to give possession of the Premises on or before December 31, 1998 shall in no way affect the validity of this Lease or the obligations of Tenant hereunder. Tenant agrees to use all reasonable efforts to minimize and mitigate the Holdover Costs. Meridian Properties Real Estate Development LLC acknowledges that it shall be liable to Tenant for any costs, damages or liabilities arising under this Section 27.1.

                                   ARTICLE XXVIII
                               REAL ESTATE TAX REBATE

Section 28.0 During the initial ten (10) year Term of the Lease only, provided Tenant is not in default beyond the notice and cure period set forth herein, Landlord agrees to pay and rebate to Tenant two (2) times per Lease Year (approximately in April and November), ten percent (10%) of the amount of real estate taxes only (excluding special assessments included within the real estate tax bill issued by the taxing authority and paid or payable by Tenant) actually paid by Tenant to Landlord pursuant to Article II hereof. The initial payment would occur in 2000.

                                    ARTICLE XXIX
                                  SECURITY DEPOSIT

Section 29.0 Within ten (10) business days of full execution hereof, Tenant shall deposit with Landlord the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in the form of an irrevocable sight draft Letter of Credit in form attached hereto as Exhibit "H", and issued by a Silicon Valley Bank as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Said Letter of Credit shall be automatically increased to the sum of Five Hundred Thousand Dollars ($500,000.00) upon the date thirty (30) days prior to the scheduled commencement of tenant improvement work in the Premises by Landlord. Such Letter of Credit shall be issued in the name of Landlord in the form attached hereto as Exhibit "H" shall be held by Landlord. In the event that Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Tenant, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after re-entry by Landlord. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon application of any part of the deposit by Landlord as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Landlord shall not be deemed to have cured Tenant's default except to the extent of payment resulting from such application provided the security deposit is immediately restored to the full amount held prior to said application. Landlord agrees, for the period prior to January 1, 1999, to provide Tenant with an allowance, to be paid upon the Commencement Date, equal to one-half (1/2) of the fee charged by the Bank for issuance of the Letter of Credit. Tenant shall provide Landlord with evidence of the fee charged by the issuing bank, and Tenant agrees it will negotiate the best available fee from said bank for issuance.

          In the event of a bona fide sale of the Building of which the Premises are a part, Landlord shall have the right to transfer the security deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its security deposit. Upon request, Tenant will re-issue the Letter of Credit in the name of vendee, subject to payment by Landlord of reasonable administrative and legal costs of reissuance. It is agreed that this Article XXIX shall apply to every transfer or assignment made of the security deposit to any new landlord.

          This security deposit shall not be assigned or encumbered by Tenant. It is expressly understood that the re-entry of the Premises by Landlord for any default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to recover the security deposit, and the security deposit shall be retained and remain in the possession of Landlord until the end of the term of this Lease, except as set forth below.

          Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of this security deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies which Landlord may have.

          Notwithstanding the foregoing provisions, if , as of January 1, 2000, there have been no uncured defaults by Tenant under this Lease, and the Lease is then in full force and effect, the amount of the security deposit held by Landlord shall be reduced to Four Hundred Thousand and NO/100 Dollars ($400,000.00) and a replacement Letter of Credit supplied evidencing the new amount shall be substituted for the above Letter of Credit; and, if, as of January 1, 2001, there have been no uncured defaults by Tenant under this Lease, and the Lease is then in full force and effect, the amount of the security deposit held by Landlord shall be reduced to Three Hundred Thousand and NO/100 Dollars ($300,000.00) and a replacement Letter of Credit supplied evidencing the new amount shall be substituted for the above Letter of Credit; and, if, as of January 1, 2002, there have been no uncured defaults by Tenant under this Lease, and the Lease is then in full force and effect, the amount of the security deposit shall be reduced to Two Hundred Thousand and NO/100 Dollars ($200,000.00) and a replacement Letter of Credit supplied evidencing the new amount shall be substituted for the above Letter of Credit; and, if, as of January 1, 2003 there have been no uncured defaults by Tenant and the Lease remains in full force and effect, the amount of the security deposit shall be reduced to One Hundred Thousand and NO/100 Dollars ($100,000.00) and a replacement Letter of Credit supplied evidencing the new amount shall be substituted for the above Letter of Credit; and, if, as of January 1, 2004 there have been no uncured defaults by Tenant under this Lease and the Lease is then in full force and effect, the requirement for a security deposit hereunder shall be terminated, and the security deposit then held by Landlord shall be returned to Tenant.

                                    ARTICLE XXX
                             EXTERIOR BUILDING SIGNAGE

Section 30.0 Landlord shall allow Tenant the non-exclusive right to erect a sign on the exterior of the Facility, which sign shall be Tenant's name and/or "logo", all at Tenant's sole cost and expense. Tenant shall pay all costs of maintenance thereof and shall keep same in good condition, order and repair at its sole cost and expense and shall remove same prior to termination of the Term of this Lease and shall repair and restore any damage to the Facility caused by such installation and/or removal. Any such sign shall be subject to the terms of any restrictive covenants recorded in connection with the Property and all applicable laws, ordinances and regulations. Landlord (at its cost) has designed the Building such that the brackets and connectors, including electric feeds, are existing in the curtain wall and curtain wall system to support exterior signage.

                                 ARTICLE XXXI

                                 NOTICE UPON ENTRY

Section 31.0 Anything in this Lease to the contrary notwithstanding, Landlord shall give Tenant reasonable notice, written or oral, in the event Landlord intends to enter the Premises for purposes of inspection, repair, maintenance or alterations of the Facility or Premises, but in no event shall more than twenty-four (24) hours notice be required and no notice shall be required in the event of routine janitorial services or an emergency. Landlord shall perform its repair or other operations in the Premises with all due diligence and care and, in connection therewith, shall interfere with the business of Tenant as little as reasonably possible under the circumstances; provided, however, nothing herein shall require Landlord to perform any necessary work during other than normal business hours.

                                   ARTICLE XXXII
                              INTERRUPTION OF SERVICE

Section 32.0 Interruption of Services. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies or other causes beyond Landlord's reasonable control shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority.

                                   ARTICLE XXXIII
                               COMMUNICATION ANTENNA

Section 33.0 Landlord licenses Tenant to use up to 100 square feet of the rooftop area of the Facility in a location reasonably designated by Landlord for the purpose of installing an antenna (if such dish is not larger than ten feet (10') in diameter and the top of such dish is not more than six feet (6') above the roof) and for the use and operation of that antenna and the area reasonably necessary to connect the antenna by cable to the Premises. Said installation shall be in accordance with plans and specifications approved by Landlord (which approval shall not unreasonably be withheld) to include the means of attaching the portion of such equipment to the roof of the Facility or improvements located thereon and to include painting or screening reasonably acceptable to Landlord. Tenant shall have the responsibility to secure all necessary approvals from State, Federal and other governmental authorities to construct, operate and maintain such equipment. All such equipment shall be operated, constructed and maintained by Tenant in accordance with applicable laws, ordinances, rules and regulations in compliance with the requirements of the insurers of the Facility and in accordance with reasonable rules and regulations of Landlord relating to use of the roof. Tenant shall indemnify and defend Landlord from and against all loss, claim damage and expense arising out of the construction, maintenance and operation of such equipment. Said antenna may be used solely for internal business purposes of Tenant and shall in no event be used for any commercial purpose. All work in connection with such equipment shall be done by Tenant as an alteration or improvement under Article VIII hereof; provided, no such action shall materially interfere with work being performed by Landlord or cause a labor dispute. Tenant shall give to Landlord notice of any notices which Tenant receives from third parties that any of the equipment is or may be in violation of any law, ordinance, or regulation.
Tenant shall pay all taxes of any kind or ature whatsoever levied upon said equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of said equipment. Landlord shall provide reasonable access for Tenant to the roof. Tenant agrees to refrain from interference with the operation of radio, television or other electromagnetic radiation and reception facilities or AM or FM broadcasting and two-way radio and microwave transmission in and around the Facility which comply with U.S. Government regulations. Nothing herein shall prevent Landlord from licensing others to use the roof in other areas of the Facility for development, installation and operation of electromagnetic radiation and reception facilities or FM broadcasting and two-way radio and microwave transmission. Landlord agrees that in any other leases or licenses of antenna on the Facility roof, that such leases and licenses will contain similar language prohibiting interference with other rooftop antenna as is contained herein.

                                   ARTICLE XXXIV
                            MEASUREMENT OF RENTABLE AREA

Section 34.0 In respect to measurement of rentable area of the Building or Premises or any expansion area added to the Premises, if any, pursuant to the terms of this Lease, Landlord shall first determine the useable area and rentable area of each floor (using the BOMA measurement standard ANSI-BOMA 265.1
- 1996). The Landlord shall add the (i) total rentable area of the Building, and (ii) the total useable area as determined for each floor measured using the aforementioned standard and then divide (i) by (ii) to determine the building rentable/useable factor ("Factor"). Finally, for each floor of the Premises, Landlord shall multiply Tenant's useable area by the Factor to determine Tenant's rentable square foot area for each floor. The total of said rentable square foot area for each floor of the Premises shall be deemed to be the rentable square foot area of the Premises, subject to change pursuant to Section
2.02 D herein. The same methodology shall be utilized to determine and/or adjust the total Building rentable area and usable area.

                                    ARTICLE XXXV
           TERMINATION OF PHASE I LEASE; SURVIVAL OF CERTAIN OBLIGATIONS

Section 35.0 Upon full execution of this Restated and Amended Lease by Landlord and Tenant, the Phase I Lease shall terminate ab initio, without
further action of the Landlord thereunder or Tenant.   The terms and provisions
of Section 2a and 5 of that certain Amendment to Lease Phase I, shall survive the termination of the Phase I Lease.

     EXHIBIT "B"
                                 LEGAL DESCRIPTION


Lot 2, Block 3, Cloverleaf Addition, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

                                     EXHIBIT "B"
                                      SITE PLAN

                                     EXHIBIT C
                           BUILDING RULES AND REGULATIONS


     1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Facility, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord's approval which may be withheld in Landlord's sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. See Article XXXIV as to Tenant's exterior Building signage.

     2. No awning or other projection shall be attached to the outside walls of the Facility. No curtains, blinds, shades or screens visible from the exterior of the Facility or visible from the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Facility which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Facility corridors or from the exterior of the Facility and will promptly remove any such objects upon notice from Landlord.

     4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Facility, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Facility or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Facility. SEE RIDER ARTICLE XXXII.

     5. Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with Landlord to insure the most effective operation of the Facility's heating and air conditioning systems.

     6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

     7. In no event shall Tenant bring into the Facility inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Facility shall at any time be increased, Tenant shall make immediate Payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

     8. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

     9. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Facility, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. SEE ARTICLE XXXIV AS TO TENANT'S SIGNAGE.

     10. The Premises shall not be used for lodging, sleeping or for any immoral or illegal purpose.

     11. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further reasonable and appropriate rules and regulations consistent with the provisions of this Lease as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

     12. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

     13. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

     14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     15. No pipe, conduit, cable, line or the like for water, gas, sewage, drainage, steam, electricity, or any other energy or service shall be installed or maintained on the Premises, except with the prior written permission of Landlord. Tenant shall not overload any utilities serving the Premises.

     16.  No dog or other animal shall be allowed in the Facility.

     17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryway provided for such purposes. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

     18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Facility in which they are located, or to the other tenants or occupants of said Facility. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

     19. Canvassing, soliciting, and peddling in or about the Facility is prohibited and each Tenant shall cooperate to prevent the same.

     20. Tenant shall not use, generate, transport, store, treat or dispose of any hazardous substances, toxic chemical, pollutant or other material regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1985 or in the so-called Minnesota Superfund Bill or any similar law or regulation without Landlord's written approval of each such substance. Landlord shall not unreasonably withhold its approval of use by Tenant of such substances needed in Tenant's business operations so long as Landlord is satisfied that Tenant will use appropriate measures to avoid release thereof.

                      Exhibit C - Page 2 of 3

     21. No on-street parking shall be allowed anywhere on the Premises, either on public streets or private roads. No overnight parking of trucks or cars shall be permitted anywhere on the Premises, unless such trucks or cars are parked inside buildings. Tenant shall have the right on a temporary basis, from time to time, to park employee vehicles overnight in the parking areas of the Project.
     22.  The Premises shall not be used for any of the following purposes:
full service laundry; taxidermy; mobile home and prefabricated home sales and rentals; the sales, repair and servicing of motor vehicles, construction equipment and farm equipment; clubs, lodges and/or community halls; sawmills; storage of school or recreational vehicles; truck terminals, moving and storage establishments; drive-in theaters; golf driving ranges; asphalt or asphalt products manufacture; automobile, truck, construction equipment or farm equipment assembly plants; coal storage, milling and processing; and kennels and animal hospitals (commercial and noncommercial); heavy machinery manufacture and repair; livestock slaughtering or preparation for packing; manufacturing of metal alloys or foils; and railroad manufacture and repair.

     23. Tenant shall maintain the Premises in a safe, clean, neat and sanitary condition and in a first-class commercial manner.

     24. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, employees, agents, clerks, servants, invitees and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants, and visitors.

     25. Landlord shall have the right to enter upon the Premises at all reasonable hours upon reasonable notice to Tenant except in case of emergency, for the purpose of inspecting the same.

     26. Landlord shall have the right to enter the Premises upon reasonable notice to Tenant except in case of emergency, at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one hundred twenty (120) day period prior to the expiration of this Lease, and may place signs advertising the Premises for rent on the exterior of said Premises at any time within said one hundred twenty (120) day period. SEE RIDER ARTICLE XXXIV.

     27. Tenant, its servants, employees, customers, invitee and guests shall, when using the common parking facilities, if any, in and around the Facility, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

     28. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Facility during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Facility and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Facility of any person.

     29. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Facility is operating so as to prevent overload thereon.

     30. Landlord reserves the right at any time and from time to time to reasonably rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Facility provided any such changes are consistent with and do not conflict with the Lease terms.

                      Exhibit C - Page 3 of 3

                                EXHIBIT D
              ADDITIONAL LEASEHOLD IMPROVEMENT SPECIFICATIONS


In addition to the preliminary plan, Landlord will incorporate the following items into its turnkey proposal.

     CONCRETE
     1. An open stair from floors 7 and 8 and an enclosed stair from floors 6 and 7. The design of the open stairs is subject to Landlord's reasonable approval (see Exhibit "I").

     WOOD AND PLASTIC
     1.   Upper and lower cabinets in all coffee stations and break room area.

     FINISHES

     1. Acoustical insulation at interior partitions of executive offices and internal conference rooms.
     2. Slab to slab partitions (CIM Center, Boardroom, training rooms, large conference room, computer rooms).
     3. Fabric wallcovering at reception, elevator lobby, CIM Center, and Boardroom.
     4.   Vinyl wall covering providing on 25% of the walls within the space.
     5. Upgrade upon area carpet quality over building standard (28 to 30 ounce level loop, not to exceed 25% of the space).
     10. Drywall ceiling in upgrade areas in reception area, elevator lobby and stairs.

     MECHANICAL
     1. Separate mechanical zones in computer areas, large conference rooms, and training rooms.
     2.   Water taps at coffee bars.
     3.   Sink at eight (8) coffee locations.

     ELECTRICAL
     1.   Additional capacity on electrical panels and supply for load.
     2.   Electrical outlets and wiring per plan dated April 2, 1997.

                                     EXHIBIT "E"
                                  OFFICE SERVICES

A.   Landlord Services:

     1. Landlord, subject to including the costs thereof in Article II, shall provide the following services during the term of this lease:

          (a) Air conditioning and heating service for normal purposes shall be provided in Landlord's good business judgment for comfortable occupancy Monday through Friday during the hours of 7:00 a.m. through 6:00 p.m., and on Saturday during the hours of 8:00 a.m. through 1:00 p.m., except recognized holidays. Tenant agrees not to use any apparatus or device, in or upon or about the Premises which in any way may increase the amount of such service usually consumed therein when the Premises are occupied, and will not connect any apparatus or device to the cooling or heating system of the Building for the purpose of using additional or unusual amounts of such services, without written consent of Landlord, which consent may be conditioned upon payment of additional charges by Tenant. The HVAC shall be designed to meet the following criteria and Landlord shall use all reasonable efforts to operate the HVAC to meet said design criteria:

               (1) Summer - Outdoor conditions 92DEG. Fahrenheit dry bulb, 75DEG. Fahrenheit wet bulb (21/2" coincidence); indoor conditions 75DEG. Fahrenheit dry bulb, 50% relative humidity maximum.

               (2) Winter - Outdoor conditions minimum 19DEG. Fahrenheit dry bulb; 72DEG. Fahrenheit dry bulb, inside, minimum relative humidity 20%. Landlord will take appropriate corrective action using existing Building equipment and prudent operating standards should minimum relative humidity drop below 20%.

          (b) Electricity only for building standard lighting, typewriters, adding machines, calculators, personal computers, small reproduction machines and other similar small office equipment, it being expressly understood that to the extent the electricity is used for any other purpose or if Tenant's use shall exceed normal and customary usage levels for office purposes, additional charges shall be payable by Tenant to Landlord in such amounts as Landlord may reasonably determine necessary to cover the costs of such increased use, or, at Landlord's option, Landlord may require Tenant to install a separate electrical meter at Landlord's sole expense. Any separate computer room will be separately metered and such costs shall be a Service Charge to Tenant.

          (c) Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's written consent).

          (d) Standard interior janitorial and cleaning services in the common areas of the Building and the Premises five (5) days per week pursuant to the janitorial specifications attached as Exhibit E-1. Tenant shall not procure any janitorial or cleaning services for the Premises without Landlord's prior written consent and then only subject to supervision by Landlord and by janitorial or cleaning contractors or employees at all times reasonably satisfactory to Landlord.

          (e) Window washing of all windows in the premises, both inside and out, at such times as Landlord shall deem necessary, but in no event less than twice per year.

          (f) Lawn and shrub care, snow plowing and removal, maintenance of the structure, roof, mechanical and electrical equipment of the Building, excluding those items specifically excepted elsewhere in this Lease.

          (g) Passenger elevator service will be provided 24 hours per day, seven days per week, in common with other tenants by operatorless automatic elevators. During Tenant move-in, the freight elevator shall be available for Tenant's exclusive use. After business hours, additional elevator(s) will be made available for Tenant's exclusive use during move-in. Landlord shall have the right to restrict the number of elevators to be in operation during evenings, Saturdays, Sundays and holidays.

          (h) Landlord shall initially supply card keys for access to the Facility at no cost; replacements for lost or damaged card keys shall be made available at reasonable cost to Tenant. The card keys will access the main doors to the Building and the elevators. Landlord will use all reasonable efforts to allow Tenant to utilize Landlord's card keys to access the Premises provided any such Tenant Premises' system shall be provided and installed by Tenant at its sole cost and expense.

          (i) Landlord shall provide a building directory in the lobby of the Building. Tenant may list its name and suite numbers in said directory. In the elevator lobbies on full floors occupied by Tenant, Tenant may place identification signage, subject to approval of design, location and attachment method by Landlord.

                                     EXHIBIT "F"
     RESERVED PARKING LEASE

     RESERVED SPACE
                               PARKING GARAGE LEASE

     THIS PARKING LEASE, made this ________ day of  ________________________,
1998, between MERIDIAN CROSSINGS II LLC, A MINNESOTA LIMITED LIABILITY COMPANY, Lessor, and FOURTH SHIFT CORPORATION, A MINNESOTA CORPORATION, Lessee, whose address is Two Meridian Crossings, Richfield, MN 55423.

     1. Lessor hereby leases Lessee the right to park three (3) automobile(s) in the lower level Parking Garage at the Facility known and described as Meridian Crossings II, located at Two Meridian Crossings, Richfield, MN 55423 for a ten (10) year term beginning on the Rental Commencement Date, as hereinafter described, and ending December 31, 2009.

     2. Anything herein to the contrary notwithstanding, this Parking Lease shall in any event terminate no earlier or later than the date of termination of the term (including any renewal terms or extensions) of the Lease between Landlord as, Lessor and Lessee, as Tenant, for space in said Facility, such
Lease dated _____________________________________,  1998.   Upon a breach
of this Agreement notice given in accordance with the terms of such Lease and failure of the breaching party to cure within thirty (30) days of such notice, the non-breaching party shall have all remedies available herein and under the Lease.

     3. Lessee agrees to pay as a monthly fee for such Parking Lease the sum of Two Hundred and Eighty-five Dollars and NO/100 ($285.00) for the total of three (3) stalls leased payable on or before the first day of each month in advance. The monthly fee may be changed by Lessor as of the first day of the Renewal Term by giving not less than thirty (30) days advance written notice thereof to Lessee. In the event Lessee objects to the revised fee as established by Lessor, it may cancel this Parking Lease effective upon the adjustment date, as to all or any portion of the spaces leased hereunder, by written notice to Lessor provided such written notice is given to Lessor within fifteen (15) days after receipt by Lessee of the notice of the escalation by Lessor. Lessor agrees to charge Lessee the same fee charged other Lessees entering into Parking Leases at or about the same time period as the revised fee is charged hereunder.

     4. In the event any of the fee is not paid when due or Lessee is otherwise in default hereunder, Lessor may, at its option, cancel this agreement by written notice to Lessee if Lessee fails to cure such default within thirty
(30) days after written notice by Lessor to Lessee.

     5. This Parking Lease is for the Reserved Parking Space(s) designated as follows:

     Only vehicles designated by Lessee to Lessor may be parked or stored thereon, provided, however, that Lessee may change its automobile designation at any time upon written notice to Lessor or for temporary use upon notification given to the ramp attendant, if any. No more than one (1) automobile per space leased hereunder shall be parked or stored under Lessee's rights hereunder at any one time.

     6. This Parking Lease is for self-service storage or parking only and does not include the rights to any additional services, which services.

     7. Except for same resulting solely from the willful act of Lessor, it is understood that Lessor and its agent and employees shall not be liable for loss or damage to any vehicle parked or stored by Lessee or under Lessee's rights herein and/or to the contents thereof caused by fire, theft, explosion, freezing of circulation system of any automobile, strikes, riots, or by any other causes and Lessee (1) waives any claim against Lessor for and in respect thereto, and (2) hereby agrees to indemnify and defend Lessor against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever, whether or not caused by Lessor's act or omission. It is further expressly understood that the relationship between Lessor and Lessee constitutes a Parking Lease to use said Parking Garage subject to the terms and conditions herein only and that neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

     8. Lessee shall not assign any of its rights under this agreement separately from the Lease in any manner whatsoever without the prior written consent of Lessor, which shall not unreasonably be withheld provided such assignment is collateral to an assignment of the Lease referred to in Paragraph 2 hereof.

     9. All notices hereunder shall be given as set forth in the Lease. The addresses of either party may be changed at any time by written notice by the party to be notified in the manner above specified.

     10. In the event the Parking Ramp above-referenced shall be damaged by fire or other casualty, rendering the Ramp unusable by Lessee, the fee provided for herein shall be abated (pro rata based on the portion of Lessee's stalls which are unusable) from the date the Parking Garage becomes unusable until it again becomes useable. Further, if all of any part of the Parking Garage is taken by eminent domain proceedings, Lessor shall be entitled to all of the award in the proceedings and may terminate this agreement in the event of a total taking or reduce the number of stalls leased hereunder in preparation to the extent of any partial taking upon written notice to Lessor. If the Parking Garage is damaged by fire or other casualty, Lessor will cause the it to be repaired with all due diligence and the fee will abate until repaired.

     11. This Parking Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the above described Facility or any portion thereof and to replacements, renewals and extensions thereof, and Lessee upon request by Lessor shall execute reasonable instruments (in form reasonably satisfactory to Lessor) acknowledging such subordination.
It is agreed so long as Lessee be not in default in payment of fee provided for herein and performance of all covenants, agreements and conditions by it to be performed under this agreement, such subordination shall not interfere with, hinder or molest Lessee's rights to continue to lease the stalls leased hereunder in accordance with the terms of this agreement as against mortgagee, trustee or ground lessor or their successors or assigns. The mortgagee, trustee or ground lessor shall, issue its non-disturbance agreement to Lessee. Further, if any mortgagee shall succeed to the rights of Lessor under this agreement, or to ownership of the Parking Garage, whether through possession or foreclosure or the delivery of a deed to the Parking Garage, then, upon the written request of such mortgagee so succeeding to Lessor's rights hereunder, Lessee shall attorn to and recognize such mortgagee as Lessee's lessor under this agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Lessor's interest hereunder, upon the written request of the transferee and Lessor, Lessee shall attorn to and recognize such transferee as Lessee's lessor under this agreement and shall promptly execute and deliver any instrument that such transferee and Lessor may reasonably request to evidence such attornment.

     12. Lessee covenants not to suffer any waste or damage or disfigurement or injury to the Parking Garage or the Facility.

     13. Subject to the abatement provided for in Paragraph 10 hereof, Lessor shall have the right to temporarily close any portion of the Parking Garage and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost, or abatement of fee, but except for damage, destruction or condemnation, the closure shall not exceed fourteen (14) consecutive business days.

     14. Lessee shall perform, observe and comply with such Parking Garage rules of the Facility as may be reasonably adopted by Lessor in respect to the use and operation of said Parking Garage.

     15. Lessee shall, when using the parking facilities of said Ramp, observe and obey all signs regarding fire lanes and no-parking zones, and when parking always park between designated lines. The property manager for the Facility shall have the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no-parking zone. Overnight parking shall be allowed only as reasonably acceptable to Lessor. Lessor agrees to provide, except in the case of an emergency, ten (10) business days prior written notice, to Lessee prior to any prohibition on overnight parking.

     16. In the event a key or other access device is supplied by Lessor to Lessee in connection with the rights granted herein, Lessee will surrender such key or access device to Lessor upon termination of this agreement.

     17. Lessor covenants and agrees that Lessee, upon paying the charges herein provided for and observing and keeping the covenants, agreements and conditions of this Parking Lease Agreement on its part to be kept and performed, shall lawfully hold, occupy and enjoy all the rights and privileges granted herein during the term of this agreement without hindrance or molestation by Lessor, its agents, servants, employees, guests, invitees or any other persons claiming under Lessor.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MERIDIAN CROSSINGS II LLC, A            FOURTH SHIFT CORPORATION, A
MINNESOTA LIABILITY COMPANY             MINNESOTA CORPORATION

By________________________              By_________________________
     Bryant J. Wangard
Its: Manager                            Its _______________________

                                    EXHIBIT "G"
     ESTOPPEL CERTIFICATE

                                     EXHIBIT "H"
                                  LETTER OF CREDIT

                                   NON-NEGOTIABLE

                         IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________

                                                Date:  (ISSUE DATE) ___________

BENEFICIARY:                            APPLICANT:
Meridian Crossings LLC                  Fourth Shift Corporation
c/o TOLD Development Company            7900 International Drive
6900 Wedgwood Road, Suite #100          Minneapolis, MN 55425
Maple Grove, MN 55311                   Attn:  Chief Financial Officer
Attn:  Law Department

AS "LANDLORD"                           AS "TENANT"

                                        Amount:  $250,000.00

                                        Expiration date/Location _____________
Gentlemen:                              At our counter at the above address

     We, hereby establish our Irrevocable Standby Letter of Credit No.______ in your favor available by your drafts drawn on us at SIGHT and accompanied by the following required documents:

     1 -  The original of this letter of credit and amendments if any.

     2 -  A signed certification from the beneficiary stating the following:

          (a). "An event of default has occurred by Applicant (Fourth Shift Corporation) as Tenant under that certain Lease Agreement dated ________________, 1997 between Tenant, and Beneficiary (Meridian Crossings LLC) as Landlord.

          Further more this is to certify that Landlord has given notice to Tenant to cure the default, and such default has not been cured up to this date of drawing under this letter of credit ."

Additional condition:    Partial drawings are allowed.

Draft(s) must indicate the number and date of this letter of credit.

Each draft presented hereunder must be accompanied by this original letter of credit for our endorsement thereon of the amount of such draft.


IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ DATED _____________, 1997 PAGE 2 OF 2


Documents must be forwarded to us in one parcel and must be mailed, sent by overnight delivery service, or presented in person:

     Silicon Valley Bank
     3003 Tasman Drive
     Santa Clara, CA 95054

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


     Attn:  International Division

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this credit shall be duly honored upon presentation to the drawee, if negotiated on or before the expiration date of this credit.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce , Publication No. 500.




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Authorized  Signature                                    Authorized  Signature

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